EXHIBIT 32

                CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Amendment No. 1 to the Annual Report of Universal Insurance Holdings, Inc. ("Company") on Form 10-KSB/A for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof ("Report"), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.





Date:  August 24, 2007       By:  /s/ Bradley I. Meier
                                  ----------------------------------------------
                                  Name: Bradley I. Meier
                                  Title:   President and Chief Executive Officer



     In connection with the Report, the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.



Date:  August 24, 2007       By:      /s/ James M. Lynch
                                      ------------------------------------------
                                      Name: James M. Lynch
                                      Title:   Chief Financial Officer